Exhibit 21.1
Euronet Worldwide, Inc. Subsidiaries

As of December 31, 2011, Euronet's wholly owned subsidiaries were:

▪	EFT Services Holding B.V., incorporated in the Netherlands

▪	Euronet Banktechnikai Szolgaltato Kft., incorporated in Hungary

▪	Euronet Services Kft., incorporated in Hungary

▪	Bankomat 24/Euronet Sp. z o.o., incorporated in Poland

▪	EFT-Usluge d o.o., incorporated in Croatia

▪	Euronet Services spol. s.r.o., incorporated in the Czech Republic

▪	Euronet Services SRL, incorporated in Romania

▪	Euronet USA Inc., incorporated in Arkansas, U.S.A.

▪	Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

▪	epay Limited, incorporated in England and Wales

▪	e-pay Holdings Limited, incorporated in England and Wales

▪	epay Australia Pty Ltd, incorporated in New South Wales, Australia

▪	epay Australia Holdings Pty Ltd, incorporated in Victoria, Australia

▪	epay New Zealand Ltd, incorporated in New Zealand

▪	transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

▪	Delta Euronet GmbH, incorporated in Germany

▪	PaySpot, Inc., incorporated in Delaware, U.S.A.

▪	Euronet Telerecarga S.L., incorporated in Spain

▪	Europlanet d.o.o. Beograd, incorporated in Serbia

▪	Euronet Card Services, S.A., incorporated in Greece

▪	EWI Foreign Holdings Limited, incorporated in Cyprus

▪	Euronet Asia Holdings Limited, incorporated in Hong Kong

▪	Euronet Services India Private Limited, incorporated in India

▪	Euronet Software UK Limited, incorporated in England and Wales

▪	Euronet Ukraine LLC, incorporated in Ukraine

▪	Euronet Bulgaria EOOD, incorporated in Bulgaria

▪	Euronet Pay and Transaction Services SRL, incorporated in Italy

▪	Euronet Business Holdings S.L., incorporated in Spain

▪	RIA Spain Holdings S.L., incorporated in Spain

▪	Brodos Romania SRL, incorporated in Romania

▪	RIA Envia, Inc., incorporated in Delaware, U.S.A.

▪	Continental Exchange Solutions, Inc., incorporated in Delaware, U.S.A.

▪	RIA Telecommunications of New York, Inc., incorporated in New York, U.S.A.

▪	RIA Envia Financial Services GmbH, incorporated in Germany

▪	RIA Financial Services Ltd., incorporated in England and Wales

▪	RIA Telecommunications of Canada Inc., incorporated in Canada

▪	RIA Italia SRL, incorporated in Italy

▪	RIA Financial Services Australia Pty. Ltd., incorporated in Australia

▪	RIA Payment Institution EP, S.A., incorporated in Spain

▪	RIA Financial Services Puerto Rico, Inc., incorporated in Puerto Rico

▪	RIA de la Hispaniola, C.PorA, incorporated in Dominican Republic

▪	RIA France, SAS, incorporated in France

▪	RIA Financial Services New Zealand Ltd., incorporated in New Zealand

▪	RIA Envia Financial Services Belgium, SPRL, incorporated in Belgium

▪	RIA de Centroamérica, S.A. de C.V., incorporated in El Salvador

▪	RIA Financial Services AG, incorporated in Switzerland

▪	Continental Payment Solutions, Inc., incorporated in California, U.S.A.

▪	Omega Logic Ltd., incorporated in England and Wales

▪	Euronet Elektronik Islem Hizmetleri Limited Sirketi, incorporated in Turkey

▪	Euronet Prepaid Hellas LLC, incorporated in Greece

▪	Euronet Payment Services Ltd., incorporated in England and Wales

▪	Euronet Payments & Card Services Ltd., incorporated in England and Wales

▪	epay France SAS, incorporated in France

▪	EFT Usluge d.o.o. Beograd, incorporated in Serbia

▪	Gescoro Inc., incorporated in Canada

▪	XBA Szolgaltato Kft. , incorporated in Hungary

▪	RIA Money Transfer Services Private Limited, incorporated in India

▪	Euronet Middle East, Africa & Pakistan LLC, incorporated in Egypt

▪	RIA Netherlands Holding B.V., incorporated in the Netherlands

▪	RIA Financial Services, Denmark ApS, incorporated in Denmark

▪	RIA Financial Services Ireland Limited, incorporated in Ireland

▪	RIA Financial Services Sweden AB, incorporated in Sweden

▪	Euronet Pakistan Holdings, Inc., incorporated in Delaware, U.S.A.

▪	Euronet Holdings, Inc., incorporated in Delaware, U.S.A.

▪	Telecomnet LLC, incorporated in Delaware, U.S.A.

▪	Telecom Net S.A. Logistica Digital, incorporated in Brazil

▪	Ria Chile Servicios Financieros SpA, incorporated in Chile

▪	RIA Financial Services Norway AS, incorporated in Norway

▪	epay Digital SAS, incorporated in France

▪	cadooz Holding GmbH, incorporated in Germany

▪	cadooz AG, incorporated in Germany

▪	cadooz rewards GmbH, incorporated in Germany

▪	Yamando GmbH, incorporated in Germany

▪	modoca GmbH, incorporated in Germany

▪	cadooz GmbH, incorporated in Austria

▪	Smart PayNetwork SA, incorporated in Romania

▪	RIA Deutschland GmbH, incorporated in Germany

As of December 31, 2011, Euronet also had shareholdings in the following companies that are not wholly owned:

▪	PT G4S Euronet Indonesia, incorporated in Indonesia, of which 47.02% of the shares are owned by EFT Services Holding B.V.

▪	e-pay Malaysia Sdn Bhd, incorporated in Malaysia, of which e-pay Limited owns 40% of the share capital

▪	ATX Software, Ltd., incorporated in England and Wales, of which 51% is owned by EFT Services Holding B.V.

▪	Euronet Services LLC incorporated in Russia, of which 95% is owned by EFT Services Holding B.V.

▪	Euronet Movilcarga S.L., incorporated in Spain, of which 80% is owned by Euronet Telerecarga S.L.

▪	Euronet Middle East W.L.L., incorporated in Bahrain, of which 49% is owned by EFT Services Holding B.V.

▪	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China, incorporated in the Peoples Republic of China, of which 75% is owned by Euronet Asia Holdings Limited

▪	e-pay SRL, incorporated in Italy, of which 51% is owned by Euronet Pay and Transaction Services SRL

▪	Cashlink Bangladesh Ltd., incorporated in Bangladesh, of which 10% is owned by EFT Services Holding B.V.

▪	ATX Middle East FZC, incorporated in the United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.

▪	ATX Software Middle East FZ-LLC (UAE), incorporated in the United Arab Emirates, of which the Euronet group holds a 51% interest

▪	Euronet Pakistan (Pvt.) Limited, incorporated in Pakistan, of which 70% is owned by Euronet Pakistan Holdings Inc.